CONSULTING AGREEMENT

Consulting Agreement (this “Agreement”), dated as of March 31, 2009 (the "Effective Date") between Applied Energetics, Inc. (the "Company") and Stephen W. McCahon (“Consultant”).

1.           Consultant's Services.  The Company hereby engages Consultant to provide to the Company, and Consultant agrees to provide to the Company under the terms of this Agreement, business and technical consulting services as requested by the Company from time to time (hereinafter the "Services") during the Term (defined below).  During the Term, Consultant shall be available to provide up to forty (40) hours per week of Services as reasonably requested by, and upon reasonable notice from,  the Company.  The Services shall be performed under the direct supervision of the Board of Directors and the Chief Executive Officer or such other officer as appointed by the Board of directors and shall be performed at such times and places and in such manner (whether by conference, telephone, electronic communication or otherwise) as the Company shall reasonably determine (subject to reasonable accommodation as to scheduling and location).  Consultant shall make reasonable efforts to meet with the Company’s employees, directors and customers as reasonably requested by the Company.  It is understood and agreed that while serving as a consultant to the Company hereunder, Consultant may engage in any business or employment activities in any field either for his own account or for the account of others subject to the provisions of Section 3 below.

2.           Term; Compensation; Reimbursement of Expenses.  Consultant shall render the Services during the period from the Effective Date through March 31, 2010 (the “Term”); provided that the Term shall automatically extend on a monthly basis, unless terminated in accordance with Section 4 below.  In exchange for the performance of the Services, and specifically for the covenants contained in Section 3 hereof, the Company shall pay Consultant (in addition to the payments set forth in Section 1 hereof), a fee at the rate of $18,750 per month, payable on or prior to the fifth (5th) business day of the following month.  The Company shall report his earnings at year-end on a Form 1099.  In addition, the Company will reimburse Consultant for business expenses, to the extent such expenses relate to Consultant’s performance of the Services (and, for any expense in excess of $1,000, as pre-approved in writing by the Company), he actually incurs in the performance of the Services hereunder.

3.           Confidentiality; Noncompetition; nonsolicitation; nondisparagement.

3.1.                 The Company and Consultant acknowledge that the Services to be performed by Consultant under this Agreement are unique and extraordinary and, as a result of such engagement, Consultant shall be in possession of confidential information relating to the business practices of the Company.  The term “confidential information” shall mean any and all information (oral and written) relating to the Company or any of its affiliates, or any of their respective activities, as well as any distributors, vendors, suppliers, customers or other third party of which Consultant shall possess in connection with performing the Services and his prior employment with the Company, other than such information which (i) can be shown by Consultant to be in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information which is in the public domain) other than as the result of breach of the provisions of this Section 3 or (ii) Consultant is required to disclose under any applicable laws, regulations or directives of any government agency, tribunal or authority having jurisdiction in the matter or under subpoena or other process of law.  Consultant shall not, during the Term and thereafter, except as may be required in the course of the performance of his duties hereunder, directly or indirectly, use, communicate, disclose or disseminate to any person, firm or corporation any confidential information regarding the clients, customers or business practices of the Company acquired by Consultant, without the prior written consent of the Company; provided, however, that Consultant understands that Consultant shall be prohibited from misappropriating any trade secret at any time during or after the Term.

3.2.                 Upon the termination of Services under this Agreement for any reason whatsoever, all documents, records, notebooks, equipment, price lists, specifications, programs, customer and prospective customer lists and other materials which refer or relate to any aspect of the business of the Company which are in the possession of Consultant, including all copies thereof, shall be promptly returned to the Company.

3.3.                 Consultant hereby agrees that he shall not, during the Term and for a period of two years after the termination of Services under this Agreement, directly or indirectly, within any county (or adjacent county) in any State within the United States or territory outside of the United States in which the Company is engaged in business during the Term, engage, have an interest in or render any services to any business (whether as owner, manager, operator, licensor, licensee, lender, partner, stockholder, joint venturer, employee, consultant, advisor or otherwise), other than the Company, competitive with the Business (as defined below).  The term “Business” means (i) laser guided energy technologies, (ii) laser induced plasma channel technologies, (iii) counter-IED technologies, (iv) high voltage laser technologies and (v) other laser technologies as to which (solely in the use of clause (vi)) the Company is specifically engaged in (including through research and development) as of the date of this Agreement. Notwithstanding the foregoing, nothing herein shall prevent Consultant from (i) owning stock in a publicly traded corporation whose activities compete with those of the Company’s, provided that such stock holdings are not greater than two percent (2%) of such corporation, or (ii) pursuing any business opportunities, either as a sole proprietorship, company, corporation, partnership or other business enterprise, that is not competitive with the Business.

3.4.                 Consultant shall not, during the Term and for a period of two years after the termination of Services under this Agreement, directly or indirectly, take any wrongful action which constitutes an interference with or a disruption of any of the Company’s business activities including, without limitation, the solicitations of the Company’s customers, distributors or vendors in connection with any activities or for any person or entity engaged in or seeking to engage in business competitive with the Business.

3.5.                 Consultant hereby acknowledges and agrees that he is prohibited from, during the Term and for a period of two years after the termination of Services under this Agreement, (i) directly or indirectly, enticing or soliciting the hiring of any officer or employee of the Company or (ii) in any manner enticing, soliciting, persuading or attempting to persuade any agent, lessor, lessee, licensor, licensee or customer of the Company (but only those suppliers existing during the time of Consultant’s preference of Services under this Agreement), to discontinue or alter his, her or its relationship with the Company.  In addition, if during the Term and for a period of two years after the termination of Services under this Agreement Consultant hires any person who is an officer or employee of the Company during such period, Consultant shall provide the Company prompt written notice of such hiring.

3.6.           (a)  Consultant agrees that all processes, technologies and inventions (“Inventions”), including new contributions, improvements, ideas and discoveries, whether patentable or not, conceived, developed, invented or made by him during the Term shall belong to the Company, provided that such Inventions were the product of Consultant’s work with the Company or are conceived, developed, invented or made with the use of the Company’s facilities or materials.  Consultant shall further: (a) promptly disclose such Inventions to the Company; (b) assign to the Company, without additional compensation, all patent and other rights to such Inventions for the United States and foreign countries; (c) sign all papers necessary to carry out the foregoing; and (d) give testimony in support of his inventorship;

(b)             Consultant shall promptly provide written notice of any Invention  that is described in a patent application or is disclosed to third parties, directly or indirectly, by Consultant within two (2) years after the termination of his Services; and

(c)             Consultant agrees that he will not assert any rights to any Invention as having been made or acquired by him prior to the date of this Agreement, except for Inventions, if any, disclosed to the Company in writing prior to the date of this Agreement or within fifteen (15) days from the date of this Agreement (it being understood that none of the Inventions disclosed or to be disclosed are being used in the Business).

3.7.                 The Company shall be the sole owner of all products and proceeds of Consultant’s services hereunder, including, but not limited to, all materials, ideas, concepts, formats, suggestions, developments, arrangements, packages, programs and other intellectual properties that Consultant may acquire, obtain, develop or create in connection with and during the term of Consultant’s employment hereunder, free and clear of any claims by Consultant (or anyone claiming under Consultant) of any kind or character whatsoever (other than Consultant’s right to receive payments hereunder).  Consultant shall, at the request of the Company, execute such assignments, certificates or other instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, or title and interest in or to any such properties.

3.8.                 At no time during or after the Term shall Consultant, directly or indirectly, disparage the commercial, business, professional, financial, or personal, as the case may be, reputation of the Company or its officers or directors.  At no time during or after the Term shall the Company or its officers or directors, directly or indirectly, disparage the commercial, business, professional, financial, or personal, as the case may be, reputation of Consultant.

3.9.                 Without intending to limit the remedies available to the Company, Consultant acknowledges that a breach of any of the covenants contained in this Section 3 may result in material and irreparable injury to the Company, or its affiliates or subsidiaries, for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat the Company shall be entitled to seek a temporary restraining order and/or a preliminary or permanent injunction restraining Consultant from engaging in activities prohibited by this Section 3 or such other relief as may be required specifically to enforce any of the covenants in this Section 3.  Consultant hereby acknowledges and agrees that the type and periods of restrictions imposed in this Section 3 are fair and reasonable and are reasonably required for the protection of the Company’s confidential information and the goodwill associated with the business of the Company.  Further, Consultant acknowledges and agrees that the restrictions imposed in this Section 3 will not prevent him from obtaining suitable employment after his employment with Consultant ceases or from earning a livelihood.  If for any reason it is held that the restrictions under this Section 3 are not reasonable or that consideration therefor is inadequate, such restrictions shall be interpreted or modified to include as much of the duration and scope identified in this Section as will render such restrictions valid and enforceable.

4.           Termination.   The performance of Services by Consultant under Section 3 hereunder may be terminated by the Company or Consultant after the initial 12-month Term upon thirty (30) days notice to the Company.  In the event of any such termination, Consultant shall be entitled to no further benefits other than payment of amounts owed to Consultant through the date of such termination (pro rata for the month in which the termination occurs) and any such payments shall be made within five (5) business days after termination of this Agreement.  Termination of the performance of Services by Consultant pursuant to this Section 6 shall not terminate or otherwise effect Consultant’s obligations under Section 3 of this Agreement.

5.           Independent Contractor.  It is expressly understood and agreed that during the term of this Agreement, Consultant's relationship to the Company will be that of an independent contractor and that neither this Agreement nor the services to be rendered hereunder shall for any purpose whatsoever or in any way or manner create, expressly or by implication, any employer-employee relationship, partnership, joint venture or other relationship with the Company other than that of independent parties contracting with each other solely for the purpose of carrying out the provisions of the Agreement.  Consultant is not authorized to bind the Company, or to incur any obligation or liability on behalf of the Company, except as expressly authorized by the Company in writing.  Consultant understands and agrees that the work to be performed is not covered under the unemployment compensation laws and that the work to be performed is not intended to be covered by applicable worker's compensation laws.

6.           Miscellaneous.

(a)           This Agreement contains, and is intended as, a complete statement of all of the terms of the arrangement between the parties with respect to its subject matter and supersedes all previous negotiations, promises, agreements and understandings with respect to those matters, whether oral or written.

(b)           No provision of this Agreement shall be waived, amended, modified, superceded, canceled, terminated, renewed or extended except in a written instrument signed by the party against whom any of the foregoing actions is asserted.  Any waiver shall be limited to the particular instance and for the particular purpose when and for which it is given.

(c)           Consultant hereby agrees that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses of the Agreement.  Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.  Consultant hereby further agrees that the language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either of the parties.

(d)   This Agreement, the Services to be performed and all rights hereunder are unique to Consultant and may not be performed on Consultant’s behalf by any person other than Consultant and may not be transferred or assigned by Consultant or by the Company at any time; provided, however, that Consultant may assign this Agreement to a corporation or limited liability company wholly-owned by him (a “Successor”), provided, further that (i) the Consultant shall remain liable for all of its obligations under this Agreement, (ii) the Successor shall agree in writing to be bound by the terms of this Agreement and (iii) Successor shall cause Stephen McCahon to perform all Services required to be performed by Consultant under this Agreement

(e)   This Agreement shall be construed and enforced in accordance with the internal laws of the State of Arizona without reference to its conflicts of laws provisions.

IN WITNESS WHEREOF, the parties hereby execute this Agreement on the date first written above.

APPLIED ENERGETICS, INC.

By:	/s/ Kenneth M. Wallace
Name: Kenneth M. Wallace Title: Chief Financial Officer

By:	/s/ Stephen A McCahon
Stephen A. McCahon, individually